Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE NINE MONTHS AND QUARTER ENDED SEPTEMBER 30, 2018, AND INCREASES QUARTERLY DIVIDEND

FRESNO, CALIFORNIA…October 17, 2018… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $16,008,000, and fully diluted earnings per common share of $1.16 for the nine months ended September 30, 2018, compared to $13,691,000 and $1.11 per fully diluted common share for the nine months ended September 30, 2017.
THIRD QUARTER FINANCIAL HIGHLIGHTS

•	Net loans increased $11.0 million or 1.23%, and total assets decreased $142.2 million or 8.56% at September 30, 2018 compared to December 31, 2017.

•	Total deposits decreased 10.53% to $1.28 billion at September 30, 2018 compared to December 31, 2017.

•	Total cost of deposits remain at record low levels at 0.10% and 0.06% at September 30, 2018 and 2017, respectively.

•	Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 42.09% and 39.92% for the quarters ended September 30, 2018 and 2017, respectively.

•
Capital positions remain strong at September 30, 2018 with a 11.16% Tier 1 Leverage Ratio; a 15.17% Common Equity Tier 1 Ratio; a 15.64% Tier 1 Risk-Based Capital Ratio; and a 16.51% Total Risk-Based Capital Ratio.

•	The Company increased its quarterly dividend to $0.09 per common share, payable on November 16, 2018 to shareholders of record on November 2, 2018.
“Our financial results for the three months and nine months ended September 30, 2018, confirm that we are successfully executing our Strategic Plan for 2018. With our continual growth in earnings, our Board of

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Directors has increased our quarterly dividend for the third consecutive quarter to $0.09 per share,” stated James M. Ford, President & CEO of Central Valley Community Bank and Central Valley Community Bancorp.
Net income for the nine months ended September 30, 2018 increased 16.92% compared to the same period in 2017, primarily driven by an increase in net interest income and a decrease in provision for income taxes, partially offset by a decrease in net realized gains on sales and calls of investment securities and an increase in non-interest expense compared to the nine months ended September 30, 2017. During the nine months ended September 30, 2018, the Company recorded a $50,000 provision for credit losses, compared to a $1,150,000 reverse provision during the nine months ended September 30, 2017. Net interest income before the provision for credit losses for the nine months ended September 30, 2018 was $46,730,000, compared to $40,672,000 for the nine months ended September 30, 2017, an increase of $6,058,000 or 14.89%. The impact to interest income from the accretion of the loan marks on acquired loans was $906,000 and $806,000 for the nine months ended September 30, 2018 and 2017, respectively. In addition, net interest income before the provision for credit losses for the nine months ended September 30, 2018 was benefited by approximately $355,000 in nonrecurring income from prepayment penalties and payoff of loans previously on nonaccrual status, as compared to a $1,218,000 net benefit for the nine months ended September 30, 2017. Excluding these reversals and benefits, net interest income for the nine months ended September 30, 2018 increased by $6,921,000 compared to the nine months ended September 30, 2017. Approximately, $3,743,000 of the increase in net interest income was attributed to the Folsom Lake Bank (FLB) acquisition completed in 2017, and approximately $3,178,000 from our continued organic growth.
During the nine months ended September 30, 2018, the Company’s shareholders’ equity increased $3,876,000, or 1.85%, compared to December 31, 2017. The increase in shareholders’ equity was driven by the retention of earnings, net of dividends paid, offset by a decrease in net unrealized gains on available-for-sale (AFS) securities recorded, net of estimated taxes, in accumulated other comprehensive income (AOCI).
Return on average equity (ROE) for the nine months ended September 30, 2018 was 10.16%, compared to 10.55% for the nine months ended September 30, 2017. The decrease in ROE was primarily due to the increase in average shareholders’ equity. The Company declared and paid $0.22 and $0.18 per share in cash dividends to holders of common stock during the nine months ended September 30, 2018 and 2017, respectively.

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Central Valley Community Bancorp -- page 3

Annualized return on average assets (ROA) was 1.34% for the nine months ended September 30, 2018 and 1.27% for the nine months ended September 30, 2017. During the nine months ended September 30, 2018, the Company’s total assets decreased 8.56%, and total liabilities decreased 10.06%, compared to December 31, 2017.
Non-performing assets increased by $1,188,000, or 40.34%, to $4,133,000 at September 30, 2018, compared to $2,945,000 at December 31, 2017. During the nine months ended September 30, 2018, the Company recorded $197,000 in net loan recoveries, compared to $740,000 in net recoveries for the nine months September 30, 2017. The net charge-off (recovery) ratio, which reflects annualized net recoveries to average loans, was (0.03)% for the nine months ended September 30, 2018, compared to (0.13)% for the same period in 2017. Total non-performing assets were 0.27% and 0.18% of total assets as of September 30, 2018 and December 31, 2017, respectively.
At September 30, 2018, the allowance for credit losses was $9,025,000, compared to $8,778,000 at December 31, 2017, a net increase of $247,000 reflecting the net recoveries and provision during the period. The allowance for credit losses as a percentage of total loans was 0.99% at September 30, 2018, and 0.97% at December 31, 2017. Total loans includes loans acquired in the acquisitions of FLB on October 1, 2017, Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses. The recorded value of acquired loans totaled $198,413,000 at September 30, 2018 and $243,712,000 at December 31, 2017. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.26% and 1.34% as of September 30, 2018 and December 31, 2017, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.24% and 1.34%, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at September 30, 2018.
The Company’s net interest margin (fully tax equivalent basis) was 4.40% for the nine months ended September 30, 2018, compared to 4.42% for the nine months ended September 30, 2017. The decrease in net interest margin in the period-to-period comparison resulted primarily from the decrease in the effective yield on average investment securities, and the decrease in the yield on the Company’s loan portfolio, offset by the increase in the effective yield on interest earning deposits in other banks and Federal Funds sold.

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Central Valley Community Bancorp -- page 4

For the nine months ended September 30, 2018, the effective yield on average total earning assets decreased 1 basis point to 4.50% compared to 4.51% for the nine months September 30, 2017, while the cost of average total interest-bearing liabilities increased to 0.18% for the nine months ended September 30, 2018 as compared to 0.14% for the nine months ended September 30, 2017. Over the same periods, the cost of average total deposits increased to 0.08% for the nine months ended September 30, 2018 compared to 0.07% for the same period in 2017.
For the nine months ended September 30, 2018, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $537,551,000, a decrease of $18,288,000, or 3.29%, compared to the nine months ended September 30, 2017. The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, decreased to 2.83% for the nine months ended September 30, 2018, compared to 3.12% for the nine months ended September 30, 2017.
Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased $151,210,000, from $760,652,000 for the nine months ended September 30, 2017 to $911,862,000 for the nine months September 30, 2018. The increase in loans was partially offset by the sale of the Company’s credit card portfolio of approximately $2,504,000 during the second quarter of 2018. The year-over-year loan growth compared to the prior year was primarily due to the acquisition of FLB in 2017. The effective yield on average loans decreased to 5.48% for the nine months ended September 30, 2018, compared to 5.52% for the nine months September 30, 2017 primarily due to competitive pressures in the Company’s lending markets.
Total average assets for the nine months ended September 30, 2018 was $1,589,365,000 compared to $1,440,139,000 for the nine months ended September 30, 2017, an increase of $149,226,000 or 10.36%. During the nine months ended September 30, 2018 and 2017, the average loan-to-deposit ratio was 67.79% and 61.18%, respectively. Total average deposits increased $101,863,000 or 8.19% to $1,345,198,000 for the nine months ended September 30, 2018, compared to $1,243,335,000 for the nine months ended September 30, 2017. Average interest-bearing deposits increased $27,774,000, or 3.62%, and average non-interest bearing demand deposits increased $74,089,000, or 15.53%, for the nine months ended September 30, 2018, compared to the nine months ended September 30, 2017. The Company’s ratio of average non-interest bearing deposits to total deposits was

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Central Valley Community Bancorp -- page 5

40.97% for the nine months September 30, 2018, compared to 38.37% for the nine months September 30, 2017. The year over year growth was primarily driven by the FLB acquisition which closed on October 1, 2017.
Non-interest income for the nine months ended September 30, 2018 decreased by $976,000 to $7,920,000, compared to $8,896,000 for the nine months ended September 30, 2017, primarily driven by a decrease of $1,531,000 in net realized gains on sales and calls of investment securities. A net gain of $462,000 on the sale of the Company’s credit card portfolio, an increase in appreciation in cash surrender value of bank owned life insurance of $72,000, a $36,000 increase in Federal Home Loan Bank dividends, a $31,000 increase in interchange fees, and an increase in loan placement fees of $20,000, were offset by a $65,000 decrease in service charge income.
Non-interest expense for the nine months ended September 30, 2018 increased $2,361,000, or 7.54%, to $33,658,000 compared to $31,297,000 for the nine months ended September 30, 2017. The net increase year over year was primarily attributable to the FLB acquisition, which resulted in increases in salaries and employee benefits of $1,771,000, occupancy and equipment expenses of $927,000, offset by decrease in acquisition and integration expenses of $401,000, and a decrease of $111,000 in directors’ expenses in 2018 compared to 2017.
The Company recorded an income tax provision of $4,934,000 for the nine months September 30, 2018, compared to $5,730,000 for the nine months September 30, 2017. The effective tax rate for the nine months ended September 30, 2018 was 23.56% compared to 29.50% for the nine months ended September 30, 2017. The signing of the Tax Cuts and Jobs Act on December 22, 2017 changed the Company’s federal income tax rate from 35% to 21% effective as of the beginning of 2018.
Quarter Ended September 30, 2018
For the quarter ended September 30, 2018, the Company reported unaudited consolidated net income of $5,752,000 and earnings per diluted common share of $0.42, compared to consolidated net income of $4,494,000 and $0.36 per diluted share for the same period in 2017. The increase in net income during the third quarter of 2018 compared to the same period in 2017 was primarily due to an increase in net interest income of $2,329,000 and a decrease in the provision for income taxes of $317,000, partially offset by a decrease in non-interest income of $91,000 and an increase in total non-interest expenses of $397,000. The effective tax rate decreased to 24.11% from 32.30% for the quarters ended September 30, 2018 and September 30, 2017, respectively, due to the

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Central Valley Community Bancorp -- page 6

prospective change in the marginal 2018 federal tax rate from 35% to 21%. Net income for the immediately trailing quarter ended June 30, 2018 was $4,965,000, or $0.36 per diluted common share.
Annualized return on average equity (ROE) for the third quarter of 2018 was 10.80%, compared to 10.05% for the same period of 2017. The increase in ROE reflects increase in net income, notwithstanding an increase in shareholders’ equity. Annualized return on average assets (ROA) was 1.48% for the third quarter of 2018 compared to 1.26% for the same period in 2017. This increase is due to an increase in net income outpacing an increase in average assets.
In comparing the third quarter of 2018 to the third quarter of 2017, average total loans increased by $143,508,000, or 18.62%. The majority of the loan growth was due to the FLB acquisition. During the third quarter of 2018, the Company recorded net loan recoveries of $105,000 compared to $519,000 for the same period in 2017. The net charge-off (recovery) ratio, which reflects annualized net charge-offs to average loans, was (0.05)% for the quarter ended September 30, 2018 compared to (0.27)% for the quarter ended September 30, 2017.
Average total deposits for the third quarter of 2018 increased $92,525,000 or 7.57% to $1,315,450,000 compared to $1,222,925,000 for the same period of 2017, primarily due to the FLB acquisition. In comparing the third quarter of 2018 to the third quarter of 2017, average borrowed funds decreased $245,000 or (3.36)% to $7,052,000 compared to $7,297,000.
The Company’s net interest margin (fully tax equivalent basis) was 4.53% for the quarter ended September 30, 2018, compared to 4.39% for the quarter ended September 30, 2017. Net interest income, before provision for credit losses, increased $2,329,000, or 17.15%, to $15,907,000 for the third quarter of 2018, compared to $13,578,000 for the same period in 2017. The accretion of the loan marks on acquired loans increased interest income by $316,000 and $189,000 during the quarters ended September 30, 2018 and 2017, respectively. Net interest income during the third quarters of 2018 and 2017 benefited by approximately $180,000 and $100,000, respectively, from prepayment penalties and payoff of loans previously on nonaccrual status. The net interest margin period-to-period comparisons were impacted by a decrease in the yield on the average investment securities and the loan portfolio. Over the same periods, the cost of total deposits increased to 0.10% from 0.06%.

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Central Valley Community Bancorp -- page 7

For the quarter ended September 30, 2018, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, decreased by $28,721,000, or 5.40%, compared to the quarter ended September 30, 2017, and decreased by $29,300,000, or 5.50%, compared to the quarter ended June 30, 2018.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.05% for the quarter ended September 30, 2018, compared to 3.15% for the quarter ended September 30, 2017 and 2.67% for the quarter ended June 30, 2018. Total average loans, which generally yield higher rates than investment securities, increased by $143,508,000 to $914,285,000 for the quarter ended September 30, 2018, from $770,777,000 for the quarter ended September 30, 2017 and decreased by $3,986,000 from $918,271,000 for the quarter ended June 30, 2018. The effective yield on average loans was 5.53% for the quarter ended September 30, 2018, compared to 5.39% and 5.49% for the quarters ended September 30, 2017 and June 30, 2018, respectively.
Total average assets for the quarter ended September 30, 2018 were $1,555,704,000 compared to $1,427,070,000 for the quarter ended September 30, 2017 and $1,588,644,000 for the quarter ended June 30, 2018, an increase of $128,634,000 and a decrease of $32,940,000, or 9.01% and (2.07)%, respectively.
Total average deposits increased $92,525,000, or 7.57%, to $1,315,450,000 for the quarter ended September 30, 2018, compared to $1,222,925,000 for the quarter ended September 30, 2017. Total average deposits decreased $20,800,000, or 1.56%, for the quarter ended September 30, 2018, compared to $1,336,250,000 for the quarter ended June 30, 2018. The Company’s ratio of average non-interest bearing deposits to total deposits was 42.09% for the quarter ended September 30, 2018, compared to 39.92% and 40.85% for the quarters ended September 30, 2017 and June 30, 2018, respectively.
Non-interest income decreased $91,000, or 3.56%, to $2,463,000 for the third quarter of 2018 compared to $2,554,000 for the same period in 2017. For the quarter ended September 30, 2018, non-interest income included $380,000 net realized gains on sales and calls of investment securities compared to $169,000 for the same period in 2017, a $211,000 increase. During the third quarter 2018, the Company recorded $116,000 of additional deconversion costs against the net gain on the sale of its credit card portfolio recorded in the second quarter of 2018. In addition, the third quarter 2018 loan placement fees decreased $72,000, and service charge

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income decreased $26,000, partially offset by an increase of $3,000 in interchange fees compared to the same period in 2017. On July 12, 2018, the Company closed its Tracy branch office and sold deposits with a balance of $8,205,000, to BAC Community Bank. The Company recorded a gain on the transaction of $85,000. Non-interest income for the quarter ended September 30, 2018 decreased by $223,000 to $2,463,000, compared to $2,686,000 for the quarter ended June 30, 2018. The decrease compared to the trailing quarter was primarily due to the $578,000 gain on the sale of the credit card portfolio recorded in the second quarter, offset by a $298,000 increase in net realized gains on sales and calls of investment securities, a $13,000 increase in service charges, and a $125,000 increase in other income.
Non-interest expense for the quarter ended September 30, 2018 increased $397,000, or 3.82%, to $10,791,000 compared to $10,394,000 for the quarter ended September 30, 2017. The net increase quarter over quarter was a result of an increase in salaries and employee benefits of $398,000, an increase in occupancy and equipment expenses of $203,000, an increase in professional services of $85,000, an increase of $47,000 in amortization of core deposit intangibles, and an increase of $38,000 in advertising expenses, partially offset by a decrease in acquisition and integration expenses of $163,000, a $14,000 decrease in license and maintenance contract expense, and a decrease of $7,000 in regulatory assessments.
Non-interest expense for the quarter ended September 30, 2018 decreased by $708,000 compared to $11,499,000 for the trailing quarter ended June 30, 2018. The decrease compared to the trailing quarter was primarily due to a decrease in salaries and employee benefits of $446,000, a decrease in occupancy and equipment expense of $88,000, a $48,000 decrease in license and maintenance contracts, and a $20,000 decrease in professional services, partially offset by an increase of $39,000 in data processing, and an increase of $25,000 in directors’ expenses.
The Company recorded an income tax provision of $1,827,000 for the quarter ended September 30, 2018, compared to $2,144,000 for the quarter ended September 30, 2017. The effective tax rate for the quarter ended September 30, 2018 was 24.11% compared to 32.30% for the same period in 2017. The decrease in the effective tax rate was the result of the change in the federal rate offset by a sizable decrease in tax exempt interest.

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On October 17, 2018, the Board of Directors of the Company declared an increase in the regular quarterly cash dividend to $0.09 per share on the Company’s common stock. The dividend is payable on November 16, 2018 to shareholders of record as of November 2, 2018.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 20 full-service offices throughout California’s San Joaquin Valley and Greater Sacramento Region.  Additionally, the Bank maintains Commercial Real Estate, Agribusiness and SBA Lending Departments. Central Valley Investment Services are provided by Raymond James Financial, Inc.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Robert J. Flautt, Gary D. Gall, Steven D. McDonald, Louis C. McMurray, Karen Musson, and William S. Smittcamp. Sidney B. Cox is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
###
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2017.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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Central Valley Community Bancorp -- page 10

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,	September 30,
(In thousands, except share amounts)	2018	2017	2017

ASSETS
Cash and due from banks	$29,748	$38,286	$26,195
Interest-earning deposits in other banks	17,528	62,080	9,494
Federal funds sold	31	17	—
Total cash and cash equivalents	47,307	100,383	35,689
Available-for-sale investment securities	434,697	535,281	507,591
Equity securities	7,184	7,423	7,486
Loans, less allowance for credit losses of $9,025, $8,778 and $8,916 at September 30, 2018, December 31, 2017, and September 30, 2017, respectively	902,852	891,901	769,810
Bank premises and equipment, net	8,869	9,398	8,920
Bank owned life insurance	28,329	27,807	23,639
Federal Home Loan Bank stock	6,843	6,843	5,594
Goodwill	53,777	53,777	40,311
Core deposit intangibles	2,746	3,027	1,243
Accrued interest receivable and other assets	26,822	25,815	22,743
Total assets	$1,519,426	$1,661,655	$1,423,026

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$534,636	$585,039	$494,364
Interest bearing	740,893	840,648	724,021
Total deposits	1,275,529	1,425,687	1,218,385
Junior subordinated deferrable interest debentures	5,155	5,155	5,155
Accrued interest payable and other liabilities	25,307	21,254	18,254
Total liabilities	1,305,991	1,452,096	1,241,794
Shareholders’ equity:
Preferred stock, no par value, $1,000 per share liquidation preference; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 13,796,489, 13,696,722, and 12,212,190, at September 30, 2018, December 31, 2017, and September 30, 2017, respectively	104,506	103,314	72,428
Retained earnings	116,255	103,419	104,399
Accumulated other comprehensive income (loss), net of tax	(7,326)	2,826	4,405
Total shareholders’ equity	213,435	209,559	181,232
Total liabilities and shareholders’ equity	$1,519,426	$1,661,655	$1,423,026

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(In thousands, except share and per share amounts)	2018	2018	2017	2018	2017
INTEREST INCOME:
Interest and fees on loans	$12,691	$12,519	$10,423	$37,216	$31,287
Interest on deposits in other banks	170	44	53	312	204
Interest and dividends on investment securities:
Taxable	2,533	2,185	1,818	7,277	4,564
Exempt from Federal income taxes	896	1,045	1,531	3,008	5,428
Total interest income	16,290	15,793	13,825	47,813	41,483
INTEREST EXPENSE:
Interest on deposits	320	252	200	810	690
Interest on junior subordinated deferrable interest debentures	52	52	39	147	108
Other	11	92	8	126	13
Total interest expense	383	396	247	1,083	811
Net interest income before provision for credit losses	15,907	15,397	13,578	46,730	40,672
PROVISION FOR (REVERSAL OF) CREDIT LOSSES	—	50	(900)	50	(1,150)
Net interest income after provision for credit losses	15,907	15,347	14,478	46,680	41,822
NON-INTEREST INCOME:
Service charges	739	726	765	2,220	2,285
Net realized gains on sales of credit card portfolio	(116)	578	—	462	—
Appreciation in cash surrender value of bank owned life insurance	175	176	150	522	450
Interchange fees	381	380	378	1,106	1,075
Loan placement fees	207	173	279	546	526
Net realized gains on sales and calls of investment securities	380	82	169	1,277	2,808
Federal Home Loan Bank dividends	119	118	98	358	322
Other income	578	453	715	1,429	1,430
Total non-interest income	2,463	2,686	2,554	7,920	8,896
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,387	6,833	5,989	19,636	17,865
Occupancy and equipment	1,489	1,577	1,286	4,603	3,676
Acquisition and integration expenses	—	—	163	217	618
Professional services	343	363	258	1,144	1,104
Data processing expense	409	370	407	1,259	1,250
Directors’ expenses	158	133	135	381	492
ATM/Debit card expenses	192	176	216	569	553
License and maintenance contracts	174	222	188	608	590
Regulatory assessments	154	160	161	476	482
Advertising	192	188	154	569	484
Internet banking expenses	172	175	181	542	523
Amortization of core deposit intangibles	94	93	47	281	141
Other expense	1,027	1,209	1,209	3,373	3,519
Total non-interest expenses	10,791	11,499	10,394	33,658	31,297
Income before provision for income taxes	7,579	6,534	6,638	20,942	19,421
PROVISION FOR INCOME TAXES	1,827	1,569	2,144	4,934	5,730
Net income	$5,752	$4,965	$4,494	$16,008	$13,691

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Net income per common share:
Basic earnings per common share	$0.42	$0.36	$0.37	$1.17	$1.12
Weighted average common shares used in basic computation	13,715,141	13,692,358	12,208,313	13,692,657	12,183,363
Diluted earnings per common share	$0.42	$0.36	$0.36	$1.16	$1.11
Weighted average common shares used in diluted computation	13,836,828	13,823,278	12,325,254	13,821,828	12,315,850
Cash dividends per common share	$0.08	$0.07	$0.06	$0.22	$0.18

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31	Dec. 31,	Sep. 30,
For the three months ended	2018	2018	2018	2017	2017
(In thousands, except share and per share amounts)
Net interest income	$15,907	$15,397	$15,426	$15,567	$13,578
Provision for (reversal of) credit losses	—	50	—	—	(900)
Net interest income after provision for credit losses	15,907	15,347	15,426	15,567	14,478
Total non-interest income	2,463	2,686	2,771	1,941	2,554
Total non-interest expense	10,791	11,499	11,368	13,109	10,394
Provision for income taxes	1,827	1,569	1,538	4,064	2,144
Net income	$5,752	$4,965	$5,291	$335	$4,494
Basic earnings per common share	$0.42	$0.36	$0.39	$0.02	$0.37
Weighted average common shares used in basic computation	13,715,141	13,692,358	13,669,976	13,533,677	12,208,313
Diluted earnings per common share	$0.42	$0.36	$0.38	$0.02	$0.36
Weighted average common shares used in diluted computation	13,836,828	13,823,278	13,804,480	13,730,434	12,325,254

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
As of and for the three months ended	2018	2018	2018	2017	2017
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	0.99%	0.95%	0.96%	0.97%	1.14%
Non-performing assets to total assets	0.27%	0.26%	0.25%	0.18%	0.22%
Total non-performing assets	$4,133	$4,092	$4,058	$2,945	$3,162
Total nonaccrual loans	$4,133	$4,092	$4,058	$2,875	$2,968
Net loan charge-offs (recoveries)	$(105)	$(82)	$(10)	$138	$(519)
Net charge-offs (recoveries) to average loans (annualized)	(0.05)%	(0.04)%	—%	0.06%	(0.27)%
Book value per share	$15.47	$15.32	$15.12	$15.30	$14.84
Tangible book value per share	$11.37	$11.21	$11.00	$11.15	$11.44
Tangible common equity	$156,911	$154,567	$151,232	$152,755	$139,678
Cost of total deposits	0.10%	0.08%	0.07%	0.08%	0.06%
Interest and dividends on investment securities exempt from Federal income taxes	$896	$1,045	$1,067	$1,464	$1,531
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.53%	4.33%	4.26%	4.37%	4.39%
Return on average assets (2)	1.48%	1.25%	1.30%	0.08%	1.26%
Return on average equity (2)	10.80%	9.53%	10.15%	0.64%	10.05%
Loan to deposit ratio	71.49%	70.60%	65.96%	63.18%	63.91%
Efficiency ratio	58.83%	64.28%	61.67%	64.20%	60.44%
Tier 1 leverage - Bancorp	11.16%	10.59%	10.10%	9.71%	9.86%
Tier 1 leverage - Bank	11.06%	10.44%	9.89%	9.46%	9.76%
Common equity tier 1 - Bancorp	15.17%	14.35%	14.01%	12.90%	13.09%
Common equity tier 1 - Bank	15.51%	14.59%	14.17%	12.96%	13.35%
Tier 1 risk-based capital - Bancorp	15.64%	14.80%	14.47%	13.28%	13.48%
Tier 1 risk-based capital - Bank	15.51%	14.59%	14.17%	12.96%	13.35%
Total risk-based capital - Bancorp	16.51%	15.64%	15.30%	14.07%	14.39%
Total risk based capital - Bank	16.37%	15.43%	15.01%	13.74%	14.26%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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Central Valley Community Bancorp -- page 14

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
AVERAGE AMOUNTS	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2018	2018	2017	2018	2017
Federal funds sold	$22	$35	$87	$39	$45
Interest-bearing deposits in other banks	33,939	11,037	16,316	23,509	27,232
Investments	469,244	521,433	515,523	514,003	528,562
Loans (1)	910,164	914,236	767,770	907,779	757,859
Earning assets	1,413,369	1,446,741	1,299,696	1,445,330	1,313,698
Allowance for credit losses	(9,005)	(8,822)	(9,382)	(8,873)	(9,376)
Nonaccrual loans	4,121	4,035	3,007	4,083	2,793
Other non-earning assets	147,219	146,690	133,749	148,825	133,024
Total assets	$1,555,704	$1,588,644	$1,427,070	$1,589,365	$1,440,139

Interest bearing deposits	$761,736	$790,396	$734,679	$794,033	$766,259
Other borrowings	7,052	24,699	7,297	14,203	6,540
Total interest-bearing liabilities	768,788	815,095	741,976	808,236	772,799
Non-interest bearing demand deposits	553,714	545,854	488,246	551,165	477,076
Non-interest bearing liabilities	20,174	19,221	18,075	19,914	17,248
Total liabilities	1,342,676	1,380,170	1,248,297	1,379,315	1,267,123
Total equity	213,028	208,474	178,773	210,050	173,016
Total liabilities and equity	$1,555,704	$1,588,644	$1,427,070	$1,589,365	$1,440,139

AVERAGE RATES
Federal funds sold	1.95%	1.51%	1.25%	1.79%	1.25%
Interest-earning deposits in other banks	1.99%	1.63%	1.30%	1.77%	1.00%
Investments	3.13%	2.69%	3.21%	2.88%	3.23%
Loans (3)	5.53%	5.49%	5.39%	5.48%	5.52%
Earning assets	4.64%	4.44%	4.46%	4.50%	4.51%
Interest-bearing deposits	0.17%	0.13%	0.11%	0.14%	0.12%
Other borrowings	3.52%	2.33%	2.58%	2.56%	2.47%
Total interest-bearing liabilities	0.20%	0.19%	0.13%	0.18%	0.14%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.53%	4.33%	4.39%	4.40%	4.42%

(1)	Average loans do not include nonaccrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $238, $278, and $789, for the three months ended September 30, 2018, June 30, 2018, and September 30, 2017, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $800 and $2,797 for the nine months ended September 30, 2018 and 2017, respectively.

(3)
Loan yield includes loan fees (costs) for the three months ended September 30, 2018, June 30, 2018, and September 30, 2017 of $176, $107, and $(49), respectively. Loan yield includes loan fees for the nine months ended September 30, 2018 and 2017 of $404 and $420, respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322